Exhibit 99.3

HealthCare Partners Holdings, LLC and Affiliates

Consolidated Financial Statements (Unaudited)

HealthCare Partners Holdings, LLC and Affiliates

Consolidated Balance Sheets

(In Thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$355,145	$394,521
Investments	180,261	175,098
Accounts receivable – patients, net	31,996	22,297
Accounts receivable – health plans	139,752	99,570
Funds on deposit with third party	68,715	63,638
Prepaid expenses and other current assets	37,337	30,949
Current deferred tax assets, net	7,062	6,709

Total current assets	820,268	792,782

Property and equipment, net	78,801	75,848
Notes receivable from related parties, less current portion	7,791	7,812
Goodwill	287,704	278,565
Intangible assets, net	157,835	157,389
Other assets	62,083	53,525

Total assets	$1,414,482	$1,365,921

Liabilities and members’ equity
Current liabilities:
Medical claims and related payables	$95,315	$94,406
Other medical payables	132,257	136,703
Accounts payable – health plans	25,712	21,048
Accounts payable and accrued expenses	196,652	206,934
Current maturities of long-term debt and capital leases	29,537	29,575

Total current liabilities	479,473	488,666

Long-term debt and capital leases, less current maturities	512,029	526,776
Noncurrent deferred tax liability, net	68,246	64,613
Other liabilities	106,940	97,798

Total liabilities	1,166,688	1,177,853

Members’ equity:
Common equity	247,794	188,068

Total liabilities and members’ equity	$1,414,482	$1,365,921

See accompanying notes.

1

HealthCare Partners Holdings, LLC and Affiliates

Consolidated Statements of Income (Unaudited)

(In Thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
	(Unaudited)
Operating revenues:
Medical revenues	$642,302	$582,990	$1,295,137	$1,158,610
Other operating revenue	14,365	11,225	28,120	21,948

Total operating revenues	656,667	594,215	1,323,257	1,180,558

Operating expenses:
Medical expenses	312,677	285,242	619,928	569,652
Hospital expenses	77,148	61,351	155,446	121,652
Clinic support and other operating costs	83,454	76,077	165,175	147,707
General and administrative expenses	55,079	49,882	109,806	100,982
Depreciation and amortization	8,500	7,738	15,938	15,885

Total expenses	536,858	480,290	1,066,293	955,878

Equity in earnings of unconsolidated joint ventures	6,534	3,755	11,453	8,746

Operating income	126,343	117,680	268,417	233,426

Other income (expense):
Interest income	1,818	2,271	3,472	3,367
Interest expense	(3,145)	(3,600)	(6,311)	(9,036)
Loss on sale of fixed assets	—	(24)	(29)	(25)
Gain (loss) on sale of investments	11	(3)	46	1,281

Total other income, net	(1,316)	(1,356)	(2,822)	(4,413)

Income before income taxes	125,027	116,324	265,595	229,013

Provision for income taxes	13,401	11,462	32,930	36,907

Net income	$111,626	$104,862	$232,665	$192,106

See accompanying notes.

2

HealthCare Partners Holdings, LLC and Affiliates

Consolidated Statements of Comprehensive Income (Unaudited)

(In Thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
	(Unaudited)
Net income	$111,626	$104,862	$232,665	$192,106
Other comprehensive income:
Unrealized gain on investments	(49)	533	295	678

Other comprehensive income	(49)	533	295	678

Comprehensive income	$111,577	$105,395	$232,960	$192,784

See accompanying notes.

3

HealthCare Partners Holdings, LLC and Affiliates

Consolidated Statements of Cash Flows (Unaudited)

(In Thousands)

	Six Months Ended June 30
	2012	2011
	(Unaudited)
Operating activities
Net income	$232,665	$192,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,938	15,885
Amortization of loan fees	612	612
Gain on sale of investments	(46)	(1,281)
Share-based compensation	3,702	3,696
Deferred taxes	3,280	(8,483)
Changes in operating assets and liabilities:
Accounts receivable – patients, net	(9,699)	(2,972)
Prepaid expenses and other current assets	(11,450)	(482)
Other assets	(9,120)	(8,182)
Accounts payable, accrued compensation, and other liabilities	(2,773)	1,835
Medical claims and capitation payable	(3,536)	35,453
Accounts receivable/payable – health plans	(35,517)	(47,528)

Net cash provided by operating activities	184,056	180,659

Investing activities
Net purchases of equipment, furniture, and fixtures	(10,400)	(11,158)
Acquisition of medical practices, net of cash acquired	(16,512)	(9,088)
Purchases of marketable securities	(55,739)	(50,309)
Sales of marketable securities	50,916	55,018
Proceeds from notes receivable from related parties	192	206
Other	(170)	—

Net cash used in investing activities	(31,713)	(15,331)

Financing activities
Payments on long-term debt and short-term borrowings	(14,785)	(232,011)
Proceeds from debt issuance	—	585,000
Distributions to members	(176,934)	(150,398)
Repurchase of Class A Units	—	(540,000)
Repurchase of vested options	—	(6,411)

Net cash used in financing activities	(191,719)	(343,820)

Net decrease in cash and cash equivalents	(39,376)	(178,492)
Cash and cash equivalents – beginning of period	394,521	361,099

Cash and cash equivalents – end of period	$355,145	$182,607

Noncash activities:
Redemption of Class A Units with Class B Units	$—	$10,000
Tax liability assumed to repurchase Class A Units	$—	$37,019

See accompanying notes.

4

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2012

1. Organization and Business

HealthCare Partners Holdings, LLC (HCPH or the Company) is a California limited liability company that was established on February 23, 2005, in connection with a reorganization of its subsidiaries. HCPH, together with its affiliated physician groups and subsidiaries, is a patient and physician-focused integrated health care delivery and management company providing coordinated, outcomes-based medical care in a cost-effective manner. Through capitation contracts with some of the nation’s leading health plans, HCPH has approximately 669,400 patients enrolled with health maintenance organizations (HMOs) under its care in southern California (including Magan, see Note 2), central and south Florida, and southern Nevada. HealthCare Partners, LLC, a California limited liability company and a wholly owned subsidiary of HCPH (HCP LLC), provides various nonmedical management and administrative services, facilities, and equipment to affiliated physician-related organizations, including medical groups, independent practice associations (lPAs), and other similar organizations under long-term management services agreements. HCP LLC’s largest management service agreement is with one of HCPH’s affiliated physician groups, HealthCare Partners Affiliates Medical Group (HCPAMG). See Note 2 for additional information.

HCPAMG was formed in 1994 and is organized as a California general partnership with 30 general partners. The majority of the partners of HCPAMG are also members of HCPH. HCPAMG and its affiliates provide managed health care and related services through regional delivery systems and a joint venture (see Note 6) to approximately 580,800 enrollees in Southern California under contracts with various HMOs and to privately insured individuals. HCP LLC earns a management fee from HCPAMG equal to a percentage of HCPAMG’s adjusted gross revenue, as defined by the management services agreement.

JSA Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of HCP LLC (JSAH), is a holding company that, through various subsidiaries, operates a management services organization with an integrated medical group and IPA providing physician practice management and administrative services, managed health care, retail pharmacies, and other related health care services to approximately 88,600 HMO enrollees in Florida and Nevada.

On May 20, 2012, HCPH entered into a definitive merger agreement (Merger) to be acquired by DaVita, Inc. (DaVita). The Company’s members must still vote to approve the Merger. Should the Merger be approved, the Company will become a wholly owned subsidiary of DaVita. The Merger is expected to consummate in the fourth quarter of 2012. However, the Company cannot predict the actual timing of the completion of the Merger.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts and operating results of HCPH, HCP Blocker Corporation (HCP Blocker) (see Note 10), HCP LLC and its wholly-owned subsidiaries (including JSAH), HCPAMG and its wholly-owned subsidiaries, HealthCare Partners Medical Group (Bacchus), Ltd. (HCPMG (Bacchus)), and HCPMG, Inc. (HCPMGI) a payroll / staff leasing company which provides clinical and administrative staff services to HCP LLC and HCPAMG. The entities are collectively referred to as “the Company.” In the opinion of management, all adjustments considered necessary for a fair presentation of the results as of the dates and for the interim periods presented have been included; such adjustments consist of normal recurring adjustments. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated results of operations for the current interim period are not necessarily indicative of the results for the entire year ending December 31, 2012. Financial information related to subsidiaries acquired during any year is included only for the periods subsequent to their acquisition. As discussed in Note 6, HCPAMG also has a 50% interest in Magan Medical Group (Magan), a joint venture with Magan Medical Clinic, Inc., and HCP LLC has a 67% interest in California Medical Group Insurance Company Risk Retention Group, an Arizona corporation (CMGI). These investments are accounted for using the equity method.

The financial statements of HCPAMG are consolidated with HCP LLC, as HCP LLC has determined that HCPAMG qualifies as a variable interest entity in accordance with Accounting Standards Codification (ASC) Section 810-10-15-14 through its long-term, exclusive management services agreement. Pursuant to the agreement, HCPAMG is solely responsible for all aspects of the practice of medicine and provision of patient care. HCP LLC provides non-medical, technical, and administrative services to HCPAMG, for which it receives a management fee per the management services agreement. Through the management services agreement, HCP LLC has exclusive authority over all nonmedical decision making related to the ongoing business operations of HCPAMG. HCPAMG has deminimis equity and working capital as, through the management services agreement, all of HCPAMG’s cash flows are transferred to HCP LLC. As such, HCP LLC has determined that HCPAMG is a variable interest entity and that HCP LLC is the primary beneficiary. Consequently, HCP LLC has consolidated the revenue and expenses of HCPAMG. HCPAMG recognized $747.0 million of revenue and expenses for the six months ended June 30, 2012, and $681.7 million of revenue and expenses for the six months ended June 30, 2011.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies (continued)

The creditors of HCPAMG do not have recourse to HCP LLC general credit and there are no other arrangements that could expose HCP LLC to losses. However, HCPAMG is managed to recognize no net income or net loss and, therefore, HCP LLC may be required to provide financial support to cover any operating expenses in excess of operating revenues. As of June 30, 2012, HCPAMG and its wholly owned subsidiaries had total assets of $205.0 million and total liabilities of $189.8 million.

HCP LLC, through its wholly-owned subsidiary, HealthCare Partners Nevada, LLC, a Nevada limited liability company (HCPNV), also consolidates the financial statements of HCPMG (Bacchus), a professional medical corporation providing medical services through facilities in southern Nevada. HCPMG (Bacchus) has entered into a 20-year management services agreement with HCPNV and a stock restriction agreement, under which the sole shareholder of HCPMG (Bacchus) is restricted from transferring or selling the shares other than to a designee of HCP LLC. HCP LLC has determined that HCPMG (Bacchus) qualifies as a variable interest entity and that it has a variable interest in HCPMG (Bacchus) through the management services agreement.

The unaudited consolidated interim financial statements have been prepared under the assumption that users of the interim consolidated financial statements have either read or have access to the consolidated financial statements for the fiscal year ended December 31, 2011. Accordingly, certain disclosures that would substantially duplicate the disclosures contained in the December 31, 2011 consolidated financial statements have been omitted. These unaudited consolidated interim financial statements should be read in conjunction with the December 31, 2011 consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The most significant areas requiring the use of estimates include settlements under risk-sharing programs, medical receivables, determination of allowances for uncollectible accounts and retroactive premium adjustments, estimates of medical claims and related payables, estimates of self-insured claims reserves, and assessment of uncertain income tax positions.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies (continued)

Medical Revenues and Cost Recognition

Professional Capitation Revenue

The Company’s medical group affiliates are licensed to contract with HMOs to provide physician services in California and to provide both hospital and physician services under global risk capitation contracts in Florida and Nevada. Medical revenues consist primarily of fees for medical services provided by the medical group entities under capitated contracts with various HMOs or under fee-for-service type arrangements with privately insured individuals, and revenues under risk-sharing programs. Capitation revenue under HMO contracts is prepaid monthly based on the number of enrollees electing physicians affiliated with one of the medical group entities as their health care provider, regardless of the level of actual medical services utilized. Capitation revenue is reported as revenue in the month in which enrollees are entitled to receive health care. A portion of the capitation revenue pertaining to Medicare enrollees is subject to possible retroactive premium risk adjustments based on their individual acuity. Due to lack of sufficient data to project the amount of such retroactive adjustments, the Company records any corresponding retroactive revenues in the year of receipt.

Hospital Risk Share Revenue

Depending on the state regulation regarding global risk capitation, revenues may be received by HCPH or an independent hospital with which the Company contracts. In the Florida and Nevada service markets, the global capitation revenue is recorded by the Company, with the corresponding cost of institutional care reported by the Company as hospital expenses. In California, the independent hospitals receive the global capitation revenues. The revenues are used to pay medical claims for the related enrollees. The Company is entitled to any residual amounts and bears the risk of any deficits. In all cases, an estimate is made for the cost of medical services that have been rendered and where no medical claim has been received (IBNR).

Under risk-sharing programs, the medical groups share in the risk for hospitalization services and earn additional incentive revenues or incur penalties based on the utilization of hospital services. Estimated shared-risk receivables from the HMOs are recorded based upon hospital utilization and associated costs incurred by assigned HMO enrollees, including an estimate of costs related to IBNR, compared to funding. Differences between actual contract settlements and estimated receivables are recorded in the year of final settlement. The Company recorded favorable changes in estimates related to its prior year shared risk settlements totaling $7.2 million and $3.7 million in the quarters ended June 30, 2012 and 2011, respectively, and $4.0 million and

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies (continued)

$3.0 million in the quarters ended March 31, 2012 and 2011, respectively, as a result of lower than expected claims costs. The medical groups also receive other incentive payments from health plans based on specified performance and quality criteria. These amounts are accrued when earned and the amounts can be reasonably estimated, and are included in medical revenues. The Company also earns revenues from retail pharmacies, management fees, and health care consulting services. These amounts are included in other operating revenue when services are provided.

Fee-for-Service Revenue

The Company provides medical services to patients on a fee-for-service basis. Revenues are recorded at the time of service along with an estimate for contractually required discounts (contractual allowances). These estimates are based on historical collection trends for categories of payors. Estimates are made monthly for uncollectible accounts based on the payor mix of open accounts receivable and the length of time the account has been outstanding. At June 30, 2012, the Company had total outstanding patient accounts receivable of $53.4 million, with contractual allowances of $17.9 million and reserves for uncollectible accounts of $3.5 million. At December 31, 2011, the Company had total outstanding patient accounts receivable of $47.6 million, with contractual allowances of $21.1 million and reserves for uncollectible accounts of $4.2 million.

Medical Costs

The medical groups are responsible for the medical services the affiliated physicians and contracted hospitals provide to assigned HMO enrollees. The Company provides medical services to health plan enrollees through a network of contracted providers under sub-capitation and fee-for-service arrangements, Company-operated clinics, and staff physicians. Medical costs for professional services rendered by employed and contracted providers are recorded as medical expenses. Medical costs for institutional services covered by our Florida and Nevada global capitation contracts are recorded as hospital expenses. Costs for operating medical clinics, including the salaries of nonmedical personnel and support costs, are recorded in clinic support and other operating costs.

An estimate of amounts due to contracted physicians, hospitals, and other professional providers is included in medical claims and related payables in the accompanying consolidated balance sheets. Medical claims payable include claims reported as of the balance sheet date and estimates of IBNR. Such estimates are developed using actuarial methods and are based on many

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies (continued)

variables, including the utilization of health care services, historical payment patterns, cost trends, product mix, seasonality, changes in membership, and other factors. The estimation methods and the resulting reserves are continually reviewed and updated. Many of the medical contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of various services. Such differing interpretations may not come to light until a substantial period of time has passed following the contract implementation. Any adjustments to reserves are reflected in current operations. The Company recorded favorable changes in estimates to prior year medical claims and related payables balances totaling $0 and $1.3 million in the quarters ended June 30, 2012 and 2011, respectively, and $5.0 million and $1.3 million in the quarters ended March 31, 2012 and 2011, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action, including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Cash Equivalents

Cash equivalents consist of money market mutual funds and certificates of deposit with remaining maturities, on the acquisition date, of three months or less.

Funds on Deposit With a Third Party

The Company has established a risk-sharing arrangement with a local hospital wherein the Company shares in any surplus or deficit. One of the terms of this agreement is the establishment of a segregated investment fund to ensure adequate cash to pay medical claims. The Company and hospital monitor the reserve balance to maintain the adequacy of funds on deposit.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies (continued)

Investments

The Company has determined that all investments held are available-for-sale. Accordingly, such investments are carried at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of equity in other comprehensive income. The Company also holds auction rate securities, which are recorded as other noncurrent assets at an estimated fair value of $3.0 million at June 30, 2012, and December 31, 2011. Due to the lack of an active market, the estimated fair value of these auction rate securities was based on independent appraisals and discounted cash flow valuation models, which took into consideration the collateral underlying these securities, credit risks related to the securities and the issuers, interest rate spreads, and illiquidity factors.

Investment income consists of interest, which is recognized on an accrual basis. Interest income on mortgage-backed and asset-backed securities is determined using the effective-yield method based on estimated prepayments. Gains and losses with respect to dispositions of investments are based on the specific-identification method.

Goodwill

Goodwill is not amortized, but is subject to an impairment test annually or more frequently if certain indicators of impairment are present. As of January 1, 2011, the Company early-adopted Accounting Standards Update (ASU) 2011-08, Testing Goodwill for Impairment. As such, the Company assessed qualitative factors to determine whether it is more likely than not that the fair value of the reporting units is less than the carrying value. As a result of this assessment, it was determined that performing the two-step impairment test was not necessary.

Fair Values of Financial Instruments

Financial instruments consist mainly of cash and cash equivalents, investments, auction rate securities, accounts and notes receivable, medical claims and related payables, accounts payable and accrued expenses, and long-term debt. The fair values of cash and cash equivalents, accounts and notes receivable, medical claims and related payables, and accounts payable and accrued expenses approximate their carrying amounts due to their short-term nature. The estimated fair values for investments, excluding auction rate securities, generally represent quoted market

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies (continued)

prices for securities traded in the public marketplace or estimated values for securities not traded in the public marketplace. See Note 5 for further information. The estimated fair values for auction rate securities generally represent valuation models utilizing unobservable inputs, such as estimated repurchase scenarios. Self-insured liabilities are recorded at the estimated present value of claims obligations using appropriate discount rates.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (FASB) issued ASU Number 2011-04, Fair Value Measurement, which modifies the fair value measurement and disclosure guidance. This guidance results in new disclosures primarily related to Level 3 measurements, including quantitative disclosure about unobservable inputs and assumptions, a description of the valuation processes, and a narrative description of the sensitivity of the fair value to changes in unobservable inputs. This guidance is effective for reporting periods (including interim periods) beginning after December 15, 2011, and the Company adopted this guidance effective March 31, 2012. The adoption of this ASU did not have a material impact on the Company’s financial position, results of operations, or cash flows, but changed certain disclosures.

In June 2011, the FASB issued ASU Number 2011-05, Presentation of Comprehensive Income, which changed the disclosure requirements for the presentation of other comprehensive income (OCI) in the financial statements, including eliminating the option to present OCI in the statement of stockholders’ equity. OCI and its components will be required to be presented for both interim and annual periods either in a single financial statement, the statement of comprehensive income, or in two separate but consecutive financial statements consisting of a statement of income followed by a separate statement presenting OCI. The Company adopted this ASU effective March 31, 2012.

In July 2011, the FASB issued ASU Number 2011-07, Presentation and Disclosure of Patient Services Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Health Care Entities, which modifies the presentation and disclosure of patient service revenue, provision for bad debts, and the allowance for doubtful accounts. The guidance changes the presentation on the statement of operations by requiring the reclassification of the provision for bad debts associated with patient service revenues from an operating expense to a deduction from net patient service revenue. Additionally, the amendment requires disclosures regarding the Company’s policy for recognizing patient service revenue and assessing bad debts. Qualitative

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies (continued)

and quantitative information about changes in the allowance for doubtful accounts is required. This guidance is effective for annual periods beginning after December 15, 2012, and interim and annual periods thereafter, and should be applied retrospectively to all prior periods presented. The adoption of this accounting standards update will not have a material impact on the statements of financial position, income, or cash flows.

3. Acquisitions

On March 30, 2012, HCPNV and HCPMG (Bacchus) entered into an agreement to purchase the assets of Cardiovascular Consultants of Nevada for $15.0 million cash consideration. The acquisition included contracts with employed physicians, clinic assets at six southern Nevada locations, and noncompete agreements with the former owners. This amount includes a $5.0 million deposit into an escrow account with an escrow agent to secure employment obligations of the seller for 2012.

The preliminary estimated fair value of assets and liabilities acquired is as follows (in thousands):

Six Months Ended June 30, 2012
Tangible assets	$575
Intangible assets	7,500
Goodwill	8,585
Liabilities assumed	(1,660)

$15,000

Purchase accounting will be finalized upon completion of an independent evaluation.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

4. Investments

The Company has determined that all investments held are available-for-sale securities. Accordingly, such investments are carried at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of equity in other comprehensive income. The following tables summarize the Company’s investments as of the dates indicated (dollars in thousands):

	June 30, 2012
	Cost or Amortized Cost	Gross Unrealized		Estimated Fair Value
		Gains	Losses
Municipal bonds	$117,417	$407	$(23)	$117,801
Corporate bonds	36,937	162	(58)	37,041
Asset and mortgage-backed bonds	17,291	31	(9)	17,313
U.S. Treasury bonds	6,415	—	—	6,415
Government-related bonds	1,668	24	(1)	1,691

Total investments	$179,728	$624	$(91)	$180,261

	December 31, 2011
	Cost or Amortized Cost	Gross Unrealized		Estimated Fair Value
		Gains	Losses
Municipal bonds	$117,149	$430	$(39)	$117,540
Corporate bonds	36,625	108	(286)	36,447
Asset and mortgage-backed bonds	10,177	13	(7)	10,183
U.S. Treasury bonds	8,086	5	—	8,091
Government-related bonds	2,201	19	—	2,220
Agency bonds	617	—	—	617

Total investments	$174,855	$575	$(332)	$175,098

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

4. Investments (continued)

The contractual maturities of investments as of June 30, 2012, are summarized below (dollars in thousands):

	Cost or Amortized Cost	Estimated Fair Value
Due in one year or less	$54,397	$54,505
Due one year through five years	96,673	97,076
Due after five years through ten years	3,876	3,876
Due after ten years	7,491	7,491
Asset and mortgaged-backed bonds	17,291	17,313

	$179,728	$180,261

Expected maturities differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Realized gains and losses based on specific identification method for the six months ended June 30, 2012 and 2011 (in thousands):

	Six Months Ended June 30
	2012	2011
Realized gains	$53	$1,294
Realized losses	(7)	(13)

Net realized gains	$46	$1,281

At each reporting date, the Company performs an evaluation of impaired investments to determine if the unrealized losses are other than temporary. The Company determines whether it intends to sell, or if it is more likely than not that it will be required to sell, impaired securities. For all impaired debt securities for which there is no intent or expected requirement to sell, the evaluation considers whether it is likely the amortized cost value will be recovered. The Company did not identify any other-than-temporary impairment in investments for the six months ended June 30, 2012 and 2011.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

4. Investments (continued)

The following table shows the Company’s gross unrealized losses and estimated fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position (dollars in thousands):

	June 30, 2012
	Less than 12 Months		12 Months or More		Total
	Estimated Fair	Unrealized	Estimated Fair	Unrealized	Estimated Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Municipal bonds	$7,076	$(14)	$5,191	$(9)	$12,267	$(23)
Corporate bonds	16,948	(27)	15,536	(31)	32,484	(58)
Asset and mortgage-backed bonds	2,291	(9)	—	—	2,291	(9)
U.S. Treasury bonds	1,300	(1)	—	—	1,300	(1)

	$27,615	$(51)	$20,727	$(40)	$48,342	$(91)

	December 31, 2011
	Less than 12 Months		12 Months or More		Total
	Estimated Fair	Unrealized	Estimated Fair	Unrealized	Estimated Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Municipal bonds	$9,748	$(39)	$410	$—	$10,158	$(39)
Corporate bonds	11,359	(251)	3,078	(35)	14,437	(286)
Asset and mortgage-backed bonds	3,667	(4)	1,023	(3)	4,690	(7)

	$24,774	$(294)	$4,511	$(38)	$29,285	$(332)

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

5. Fair Value Measurements

A three-level valuation hierarchy is used to classify inputs into the measurement of assets and liabilities at fair value. The following is a brief description of those three levels:

•	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•

Level 3: Unobservable inputs that are used when little or no market data is available and reflect the reporting entity’s own assumptions. These include pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of three valuation techniques noted in the tables below:

(a)	Market approach. Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

(b)	Cost approach. Amount that would be required to replace the service capacity of an asset (replacement cost).

(c)	Income approach. Techniques to convert future amounts to a single present amount based on market expectations (including present value techniques, option-pricing, and excess earnings models).

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

5. Fair Value Measurements (continued)

The Company held the following financial assets and liabilities measured at estimated fair value on a recurring basis (dollars in thousands):

		Estimated Fair Value Measurements at Reporting Date Using			Valuation Technique (a,b,c)
	Total	Level 1	Level 2	Level 3
June 30, 2012
Assets:
Investments:
Municipal bonds	$117,801	$—	$117,801	$—	a
Corporate bonds	37,041	—	37,041	—	a
Asset and mortgage-backed bonds	17,313	—	17,313	—	a
U.S. Treasury bonds	6,415	—	6,415	—	a
Government-related bonds	1,691	—	1,691	—	a

	180,261	—	180,261	—
Funds on deposit with third party	68,715	—	68,715	—	a
Other assets, auction rate securities	2,950	—	—	2,950	c

Total assets measured at fair value	$251,926	$—	$248,976	$2,950

Liabilities:
Contingent consideration	$10,408	$—	$—	$10,408	c

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

		Estimated Fair Value Measurements at Reporting Date Using			Valuation Technique (a,b,c)
	Total	Level 1	Level 2	Level 3
December 31, 2011
Assets:
Investments:
Municipal bonds	$117,540	$—	$117,540	$—	a
Corporate bonds	36,447	—	36,447	—	a
Asset and mortgage-backed bonds	10,183	—	10,183	—	a
U.S. Treasury bonds	8,091	—	8,091	—	a
Government-related bonds	2,220	—	2,220	—	a
Agency bonds	617	—	617	—	a

	175,098	—	175,098	—
Funds on deposit with third party	63,638	—	63,638	—	a
Other assets, auction rate securities	2,950	—	—	2,950	c

Total assets measured at fair value	$241,686	$—	$238,736	$2,950

Liabilities:
Contingent consideration	$10,408	$—	$—	$10,408	c

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

5. Fair Value Measurements (continued)

The auction rate securities classified as Level 3 investments represent securities in less liquid markets and require significant management assumptions when determining fair value. Due to the lack of an active market with active fair value indicators, the Company utilizes multiple valuation scenarios based on discounted cash flow models, which include probabilities for principal repayment, dividend rates, and estimates of occurrence, in conjunction with a review of the financial strength of the security issuer.

The following table presents quantitative information about the inputs and valuation methodologies the Company uses for material fair value measurements of auction-rate securities classified in Level 3 of the fair value hierarchy as of June 30, 2012 (dollars in thousands):

	Fair Value at	Valuation	Unobservable	Range (Weighted-Average)
	June 30, 2012	Technique	Input	Minimum	Maximum	Weighted
Auction-rate securities	$2,950	Discounted cash flow	Probability of principal return	—%	94%	65%

The estimated fair value of the liability for contingent consideration of $10.4 million as of June 30, 2012, and December 31, 2011, represents a remaining milestone payment for an acquisition completed in 2010. The fair value of the liability was estimated based on Management’s probability assessments of projected performance of the acquired entity, by comparing the certain base year quality and financial performance measures to the target (low-case) and maximum (high-case) results using the income approach to determine the estimated fair value of the contingent earn-out consideration. Due to the short-term nature of the scheduled payment, no discounting was applied.

The following table presents quantitative information about the inputs and valuation methodology the Company uses for material fair value measurements of contingent consideration classified in Level 3 of the fair value hierarchy as of June 30, 2012 (dollars in thousands):

	Fair Value at June 30, 2012	Valuation Technique	Unobservable Input	Weighted- Average
Contingent consideration	$10,408	Income approach	Performance earnout – probability of low case	97%
			Performance earnout – probability of high case	87%

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

5. Fair Value Measurements (continued)

There were no changes to the fair value of assets measured on a recurring basis using significant unobservable inputs (Level 3) in the six months ended June 30, 2012.

6. Equity Method Investments

The Company has a 50% interest in a joint venture, Magan, and a 67% interest in CMGI, which are accounted for using the equity method. The carrying value of Magan was $4.4 million and $3.9 million at June 30, 2012 and December 31, 2011, respectively, and is included in other assets. HCP LLC provides management services to Magan and earned management fees of approximately $5.1 million and $5.0 million in the six months ended June 30, 2012 and 2011, respectively, which are included in other operating revenue. The Company’s equity earnings from Magan were $11.5 million and $8.7 million in the six months ended June 30, 2012 and 2011, respectively, and are recorded as equity earnings. The joint venture engages in the practice of medicine, which constitutes a component of the Company’s principal revenue-generating activities; therefore, earnings from the joint venture are included in operating income.

HCP LLC holds a 67% ownership interest in CMGI, which was initially formed with three other medical groups from the Southern California area. Two of the four members of the Board of directors of CMGI are executives of HCP LLC. CMGI, domiciled in Arizona, allocates profits and losses based on the ownership interests of its investor groups. The Company accounts for this investment using the equity method. The carrying value of CMGI is $2.0 million at June 30, 2012 and December 31, 2011, and is included in other assets. The Company recorded no equity earnings in the six months ended June 30, 2012 and 2011. CMGI currently provides professional medical malpractice coverage to the Company.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

6. Equity Method Investments (continued)

Summarized financial information for the Company’s joint ventures as of and for the six months ended June 30 included (dollars in thousands):

	June 30, 2012	December 31, 2011
Assets	$27,465	$25,912
Liabilities	14,805	13,827

	Six Months Ended June 30
	2012	2011
Net income	$23,479	$17,858

7. Debt and Capitalized Leases

Long-Term Debt and Capital Leases

On January 6, 2011, the Company paid its existing credit facility in full and entered into a new credit facility that includes a term loan in the amount of $585.0 million and a revolving line of credit in the amount of $15.0 million. The loan is collateralized by all of the properties of HCP LLC, HCP LLC’s equity interest in its subsidiaries, and HCPH’s equity interest in HCP LLC. Principal payments on the term loan are due quarterly until maturity on January 6, 2016. In addition, there are mandatory prepayments based on certain formulas of excess cash flow as defined in the agreement. No mandatory prepayments were required as of June 30, 2012. The term loan bears monthly interest, based on the election of HCP LLC, at either the “Eurodollar Rate” (defined as the British Bankers Association LIBOR rate) plus a margin ranging from 1.50% to 2.50%, or the “Base Rate” (defined as the higher of the Federal Funds Rate plus 0.5% or the bank’s prime rate) plus a margin ranging from 0.50% to 1.50%. Interest is paid monthly.

The revolving line of credit matures on January 6, 2016, and bears interest at the Eurodollar Rate or the Base Rate plus an applicable margin as defined. There were no amounts outstanding on the revolving line of credit as of June 30, 2012, and December 31, 2011. However, the Company has several standby letters of credit totaling $17.0 million, primarily to secure performance obligations of the Company’s Medicare Accountable Care Organizations with the Center for Medicare and Medicaid Services and workers’ compensation claim liabilities.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

7. Debt and Capitalized Leases (continued)

Each credit facility contains customary covenants, including restrictive financial covenants. As of June 30, 2012, HCP LLC was in compliance with all covenants.

Approximately $6.1 million of costs incurred in the debt financing was capitalized and is being amortized to interest expense ratably over the life of the loan. The net capitalized debt issuance costs of $4.3 million (net of accumulated amortization of $1.8 million) and $4.9 million (net of accumulated amortization of $1.2 million) are included in other assets as of June 30, 2012, and December 31, 2011, respectively. The unamortized balance related to the prior credit facility was expensed during the six months ended June 30, 2011, upon discharge of the term loan.

Long-term debt and capital lease obligations at June 30, 2012 and 2011, consist of the following (dollars in thousands):

	June 30, 2012	December 31, 2011
Bank term loan payable at Eurodollar Rate plus margin factor (1.99% at June 30, 2012, and 2.05% at December 31, 2011)	$541,125	$555,750
Capitalized lease obligation	332	481
Other long-term debt	109	120

	541,566	556,351
Less current maturities	(29,537)	(29,575)

	$512,029	$526,776

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

8. Accounts Payable and Accrued Expenses

Accounts payable and accrued liabilities at June 30, 2012, and December 31, 2011, consist of the following (dollars in thousands):

	June 30, 2012	December 31, 2011
Trade accounts payable	$65,524	$66,982
Accrued compensation	79,742	93,141
Accrued contracted physician bonuses	19,024	16,098
Amounts due Magan Medical Group	4,715	2,629
Practice acquisition liabilities	10,408	10,408
Other	17,239	17,676

Total	$196,652	$206,934

9. Other Liabilities

Other liabilities at June 30, 2012, and December 31, 2011, consist of the following (dollars in thousands):

	June 30, 2012	December 31, 2011
Deferred compensation liabilities	$43,504	$39,032
Reserve for uncertain tax positions	38,313	34,972
Reserve for medical malpractice claims	12,353	12,417
Other	12,770	11,377

Total	$106,940	$97,798

10. Capital Structure

At June 30, 2012, and December 31, 2011, the Company authorized 1,000 and 24,088,677 Class A Preferred Units (Class A Units) and 116,084,729 Class B Common Units (Class B Units), respectively. At June 30, 2012, and December 31, 2011, the Company had outstanding 1,000 Class A Units held by HCP Blocker, a wholly owned subsidiary of HCPH, which are eliminated in consolidation, and 100,131,969 Class B Units.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

10. Capital Structure (continued)

On March 2, 2005, Summit Partners, LP and Affiliates (Summit) acquired 24,088,677 Class A Units, representing 19.6% of total outstanding units, in exchange for cash consideration of $75.0 million. On January 6, 2011, HCPH entered into an agreement with Summit (Redemption Agreement) to repurchase from Summit all of its outstanding Class A Units (Class A Unit Redemption) for total consideration of $587.0 million. Total consideration consisted of $540.0 million in cash, 436,550 Class B Units valued at $10.0 million, and an assumed tax liability of $37.0 million. The Class A Unit Redemption consisted of repurchasing 18,855,176 Class A Units from various Summit partnerships and acquiring all of the outstanding shares of HCP Blocker, a C-corporation, which held the remaining 5,233,501 Class A Units.

As a part of the Redemption Agreement, an investment fund affiliated with Summit indemnified HCPH for unpaid tax liabilities, if any, of HCP Blocker existing as of January 6, 2011.

Pursuant to the Amended and Restated Operating Agreement (Operating Agreement) executed on January 6, 2011, HCPH revised the rights and privileges of Class A Units held by HCP Blocker. Class A Units receive an annual net income allocation equal to 3% of the $119.5 million liquidation preference (Class A Yield), of which approximately 40% is distributable in cash. The liquidation preference, including the undistributed Class A Yield, was $124.8 million and $121.2 million at June 30, 2012 and 2011, respectively. Remaining net income or loss is allocated to the holders of Class B Units based on their pro rata ownership interest in the total outstanding Class B Units.

Warrants

In connection with the JSAH acquisition, HCPH issued immediately exercisable warrants, with an exercise price of $7.28 per unit, to certain selling shareholders for the purchase of 418,000 Class B Units. These units were valued at $0.6 million based on the Black-Scholes option-pricing model and were included in the purchase consideration. These warrants expired on June 30, 2011; however, the two holders of the warrants, who are executives in the Company’s Nevada unit, had taken legal action to nullify the stated warrant expiration date. In May 2012, the Company and two executives of the Company’s Nevada unit reached an agreement whereby their legal action against the Company is to be dismissed in exchange for $10 million to be paid upon consummation of the merger with DaVita, Inc., and $20 million to be paid over the next eight years contingent upon attainment of certain performance milestones. At June 30, 2012, no warrants were outstanding.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

11. Income Taxes

HCPMGI, HCPMG (Bacchus), HCP Blocker, JSAH, and certain HCPAMG wholly-owned subsidiaries (collectively, the taxable entities) are taxed as C-corporations under the Internal Revenue Code and applicable state laws, and each files separate stand-alone corporate income tax returns.

HCPH, HCP LLC, HCPNV, and HCPAMG are classified as partnerships for tax purposes, and as such they are not taxpaying entities. Rather, the owners of these entities pay taxes on their allocable share of net income from the entities.

Income tax expense for interim periods is measured using an estimated tax rate for the annual period. The reported income tax provision differs from the amounts that would have resulted had the reported income before income taxes been taxed at the U.S. federal statutory rate. The principal reasons for the differences between the amounts provided and those that would have resulted from the application of the U.S. federal statutory tax rate are income included in pre-tax income from nontaxpaying entities (e.g., HCPNV, HCP LLC, and HCPAMG), nondeductible items, and state taxes.

As of June 30, 2012, and December 31, 2011, the Company has unrecognized tax benefits of approximately $38.3 million and $35.0 million, respectively, for which the deductibility is uncertain. These amounts include interest and penalties of $8.5 million and $7.8 million at June 30, 2012, and December 31, 2011, respectively. The Company recognizes interest and penalties accrued related to unrecognized tax benefits as a component of the provision for income taxes in the consolidated statements of income.

12. Commitments and Contingencies

HCPH and its affiliates operate in a regulated and litigious industry. As a result, various lawsuits, claims, and legal and regulatory proceedings have been instituted or asserted against HCPH related to patient treatment. Additionally, HCPH and its affiliates are subject to claims and suits arising in the ordinary course of business, including claims for personal injuries, unpaid wages, or wrongful termination. In certain of these actions, the claimants may seek punitive damages against HCPH and its affiliates that may not be covered by insurance. It is management’s opinion that the ultimate resolution of these pending claims and legal proceedings will not have a material adverse effect on HCPH’s results of operations or financial position.

HealthCare Partners Holdings, LLC and Affiliates

Notes to Consolidated Financial Statements (Unaudited) (continued)

13. Subsequent Events

Based on management’s review of subsequent events through August 13, 2012, the date the financial statements were available for issuance, the following significant events occurred:

On July 24, 2012, HCP LLC entered into a definitive agreement to acquire 100% of the ownership interests of a medical group organization with operations in an area of the western United States in which the Company does not currently maintain a presence, for cash consideration of $73.1 million and earn-out consideration of up to $70.0 million contingent upon attainment of certain performance based criteria. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close on or about September 1, 2012.